UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2019

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 752-6170
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On September 3, 2019, Cidara Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) to disclose, among other things, that it had entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Mundipharma Medical Company (“Mundipharma”) for a strategic collaboration to develop and commercialize rezafungin in an intravenous formulation (the “Licensed Product”) for the treatment and prevention of invasive fungal infections. Also on September 3, 2019, the Company filed a Form 8-K/A amending the Original Form 8‑K (the “First 8-K Amendment”) to correct a statement in the Original 8-K regarding the aggregate dollar amount of development, regulatory and commercial milestone payments that the Company is eligible to receive.

The Company is filing this Form 8-K/A Amendment No. 2 to amend the Original Form 8-K, as amended by the First 8-K Amendment, to restate its disclosure regarding the Collaboration Agreement under Item 1.01 of the Original 8-K in order to clarify its statement regarding the foregoing milestone payments in the First 8-K Amendment. Capitalized terms not otherwise defined in this Form 8-K/A Amendment No. 2 have the meanings given to them in the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration Agreement

On September 3, 2019, Cidara Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Mundipharma Medical Company (“Mundipharma”) for a strategic collaboration to develop and commercialize rezafungin in an intravenous formulation (the “Licensed Product”) for the treatment and prevention of invasive fungal infections.

Collaboration. Under the Collaboration Agreement, the Company will be responsible for leading the conduct of an agreed global development plan (the “Global Development Plan”) that includes the Company’s ongoing Phase 3 pivotal clinical trial of the Licensed Product for the treatment of candidemia and/or invasive candidiasis (the “ReSTORE Trial”) and the Company’s planned Phase 3 pivotal clinical trial of the Licensed Product for the prophylaxis of invasive fungal infections in adult allogeneic blood and marrow transplant recipients (the “ReSPECT Trial”), as well as specified GLP-compliant non‑clinical studies and chemistry, manufacturing and controls (“CMC”) development activities for the Licensed Product. Mundipharma will be responsible for performing all development activities, other than Global Development Plan activities, that may be necessary to obtain and maintain regulatory approvals for the Licensed Product in the Mundipharma Territory, at Mundipharma’s sole cost.

Licenses. Pursuant to the Collaboration Agreement, the Company granted Mundipharma an exclusive, royalty‑bearing license to develop, register and commercialize the Licensed Product outside of the United States and Japan (the “Mundipharma Territory”), subject to the Company’s retained right to lead a global development program for the Licensed Product in both the Mundipharma Territory and in the United States and Japan (the “Company Territory”) as described below.

The Company also granted Mundipharma an option to obtain exclusive licenses to develop, register and commercialize rezafungin in a formulation for subcutaneous administration (“Subcutaneous Product”) and in formulations for other modes of administration (“Other Products”) in the Mundipharma Territory, subject to similar retained rights of the Company to conduct mutually agreed global development activities for such products. In addition, the Company granted Mundipharma a co‑exclusive, worldwide license to manufacture the Licensed Product and rezafungin.

Until the seventh anniversary of the first commercial sale of the Licensed Product in the Mundipharma Territory, each party has granted the other party an exclusive, time-limited right of first negotiation to obtain a license to any anti-fungal product (other than Licensed Product, Subcutaneous Product and Other Products) that such party proposes to out-license in the other party’s territory. However, in the event of the acquisition of a party by a third party, this right of first negotiation will not apply to any such anti‑fungal product of the acquiring third party prior to consummation of the acquisition of such party, acquired by such acquiring third party from another third party after consummation of the acquisition of such party, or developed internally by the acquiring third party, either before or after consummation of the acquisition of such party, without the use of, reliance upon or reference to any technology of the acquired party that is licensed to the other party under the Collaboration Agreement, any technology of the other party that is licensed to the acquired party under the Collaboration Agreement, or any technology jointly developed by the parties pursuant to the Collaboration Agreement.

The Company’s Retained Rights. The Company retains the exclusive right to develop, register and commercialize the Licensed Product, Subcutaneous Product and Other Products in the Company Territory, and Mundipharma has granted the Company certain licenses under Mundipharma-controlled technology and jointly-developed technology to develop, register and commercialize Licensed Product, Subcutaneous Product and Other Products in the Company Territory and to manufacture such products and rezafungin worldwide.

Financial Terms. The parties have agreed to share equally (50/50) the costs of Global Development Plan activities (“Global Development Costs”), subject to a cap on Mundipharma’s Global Development Cost share of $31.207 million. Cidara would receive additional financial support for Global Development Plan activities through a near-term milestone payment by Mundipharma of $11.145 million. Mundipharma is entitled to credit the full amount of this milestone payment toward future royalties payable to the Company, subject to a limit on the amount by which royalty payments to the Company may be reduced in any quarter. If Mundipharma has not fully credited the amount of such milestone payment toward royalties payable to the Company before the earlier of (i) December 31, 2024 and (ii) termination of the Collaboration Agreement by Mundipharma, the Company will be obligated to refund the uncredited portion of such milestone payment to Mundipharma on the earlier of such dates.

In addition to the cost-sharing and the $11.145 million milestone payment described above, the Company will receive under the Collaboration Agreement a $30 million upfront payment, and may receive up to $523.267 million in development, regulatory and commercial milestone payments (which includes milestone payments on the Licensed Product and up to $25.076 million in regulatory milestone payments related to Subcutaneous Product that the Company will become eligible for should Mundipharma exercise its option with respect to Subcutaneous Product), as well as double-digit royalties on tiers of annual net sales of the Licensed Product in the Mundipharma Territory in the teens.

Termination. Either party may terminate the Collaboration Agreement for uncured material breach by the other party. After September 3, 2020, Mundipharma may terminate the Collaboration Agreement at will, provided that if Mundipharma terminates the Collaboration Agreement in its entirety prior to the last visit of the last patient in both the ReSPECT Trial and the ReSTORE Trial, Mundipharma will continue to be liable for its share of Global Development Costs as described above. The Company may terminate the Agreement if Mundipharma or any of its affiliates or sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any of the Cidara patent rights licensed to Mundipharma, or upon an insolvency event of Mundipharma.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.
Dated: September 5, 2019	By:	/s/ Jeffrey Stein
Jeffrey Stein, Ph.D.
President and Chief Executive Officer